Exhibit 99.1
For immediate release
Beyond Meat® Reports Third Quarter 2026 Financial Results

EL SEGUNDO, Calif. — November 4, 2026 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND), otherwise known as Beyond The Plant Protein CompanyTM (the “Company” or “Beyond Meat”), today reported financial results for its third quarter ended September 26, 2026.

Third Quarter 2026 Financial Highlights1, 2

•Total net revenues were $64.5 million, a decrease of 8.1% year-over-year.
•Gross profit was $12.4 million, or gross margin of 19.3%, compared to gross profit of $5.2 million, or gross margin of 7.4%, in the year-ago period.
◦In the year-ago period, gross profit and gross margin included $1.7 million in expenses related to the cessation of the Company’s operational activities in China.
•Loss from operations was $93.0 million, or operating margin of (144.1)%, compared to loss from operations of $98.1 million, or operating margin of (139.7)%, in the year-ago period.
◦Loss from operations included $57.1 million in non-cash impairment charges related to certain of the Company’s long-lived assets, compared to $51.3 million in the year-ago period.
◦Loss from operations also included an additional $20.8 million in non-cash charges related to certain activities associated with the Company’s campus headquarters building in El Segundo, California (the “Campus Headquarters”).
◦Loss from operations also included the following non-cash amounts recorded in operating expenses: $5.5 million in incremental share-based compensation expense related to the Company’s exchange offer for its 0% Convertible Senior Notes due 2027 (the “2027 Notes”) completed in October 2025 (the “Exchange Offer”); $0.4 million in amortization of costs related to the partial lease termination of a portion of the Campus
1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.
2 Except as otherwise indicated, all information presented in this press release has been retroactively adjusted to give effect to a 1-for-30 reverse stock split and authorized share reduction that was effective on August 13, 2026.

Headquarters in 2025; $0.3 million in certain non-routine SG&A expenses; and a credit of $(21.8) million reflecting a reduction in a litigation-related accrual.
•Net loss was $82.8 million, compared to net loss of $97.0 million in the year-ago period. Net loss per share available to common stockholders - basic and diluted was $(4.32), compared to net loss per share available to common stockholders - basic and diluted of $(37.96) in the year-ago period. Net loss per share reflects 19,152,391 weighted average common shares outstanding, compared to 2,555,696 weighted average common shares outstanding in the year-ago period prior to completion of the Exchange Offer in the fourth quarter of 2025.
•Adjusted EBITDA was a loss of $24.6 million, or (38.1)% of total net revenues, compared to an Adjusted EBITDA loss of $33.5 million, or (47.7)% of total net revenues, in the year-ago period.

Beyond Meat President and CEO Ethan Brown commented, “Our third quarter results represent measurable progress. Total net revenues came in at the high end of our guidance range, gross margin was our highest in five years, Adjusted EBITDA loss narrowed and we used less cash year-over year.”

Brown continued, “Our international retail channel registered a third consecutive quarter of growth, led by strong performance in Europe. More broadly, we believe we are taking the right steps as we pursue stabilization of U.S. revenues while aggressively driving enterprise-wide cost reduction, including through actions taken in the quarter to substantially reduce certain long-term lease obligations.”

Third Quarter 2026

Total net revenues decreased 8.1% to $64.5 million in the third quarter of 2026, compared to $70.2 million in the year-ago period. The decrease in total net revenues was primarily driven by a 10.9% decrease in volume of products sold, partially offset by a 3.2% increase in total net revenue per pound. The decrease in volume of products sold was primarily driven by lower sales of burger products to Quick Service Restaurant (“QSR”) customers in the international foodservice channel, and by reduced points of distribution and weak category demand in the U.S. foodservice and retail channels. The increase in total net revenue per pound was primarily driven by higher price realization on certain of the Company’s products, lower trade discounts and changes in product sales mix, partially offset by unfavorable changes in foreign currency exchange rates.

U.S. retail channel net revenues decreased 13.2% to $24.8 million in the third quarter of 2026, compared to $28.5 million in the year-ago period. The decrease in U.S. retail channel net revenues was primarily driven by a 20.8% decrease in volume of products sold, partially offset by a 9.5% increase in net revenue per pound. The decrease in volume of products sold was primarily driven by lower sales of burger and dinner sausage products to club channels, reduced sales of breakfast sausage products, reduced points of distribution within certain sales channels and overall weak category demand. The increase in net revenue per pound was primarily driven by changes in product sales mix, higher price realization on certain of the Company’s products and lower trade discounts.

U.S. foodservice channel net revenues decreased 9.7% to $9.5 million in the third quarter of 2026, compared to $10.5 million in the year-ago period. The decrease in U.S. foodservice channel net revenues was primarily driven by a 12.6% decrease in volume of products sold, partially offset by a 3.3% increase in net revenue per pound. The decrease in volume of products sold was primarily driven by reduced points of distribution and weak category demand. The increase in net revenue per pound was primarily driven by lower trade discounts and changes in product sales mix, partially offset by lower price realization on certain of the Company’s products.

International retail channel net revenues increased 13.3% to $17.9 million in the third quarter of 2026, compared to $15.8 million in the year-ago period. The increase in international retail channel net revenues was primarily driven by a 17.4% increase in volume of products sold, partially offset by a 3.4% decrease in net revenue per pound. The increase in volume of products sold was primarily driven by increased sales of burger and ground beef products in European markets, and, to a lesser extent, increased sales of burger products in Canada. The decrease in net revenue per pound was primarily driven by higher trade discounts and unfavorable changes in foreign currency exchange rates, partially offset by higher price realization on certain of the Company’s products and changes in product sales mix.

International foodservice channel net revenues decreased 19.4% to $12.4 million in the third quarter of 2026, compared to $15.3 million in the year-ago period. The decrease in international foodservice channel net revenues was primarily driven by a 17.5% decrease in volume of products sold and a 2.5% decrease in net revenue per pound. The decrease in volume of products sold was primarily driven by lower sales of burger products to certain QSR customers. The decrease in net revenue per pound was primarily driven by changes in product sales mix and unfavorable changes in foreign currency exchange rates, partially offset by lower trade discounts and higher price realization on certain of the Company’s products.

Total net revenues by channel (unaudited):

The following table presents the Company's total net revenues by channel for the respective periods presented (in thousands, except for percentages):

	Three Months Ended		Change		Nine Months Ended		Change
	September 26, 2026	September 27, 2025	Amount	%	September 26, 2026	September 27, 2025	Amount	%
U.S.:
Retail(1)	$24,757	$28,537	$(3,780)	(13.2)%	$80,948	$92,806	$(11,858)	(12.8)%
Foodservice	9,501	10,524	(1,023)	(9.7)%	24,125	30,992	(6,867)	(22.2)%
U.S. net revenues	34,258	39,061	(4,803)	(12.3)%	105,073	123,798	(18,725)	(15.1)%
International:
Retail	17,907	15,810	2,097	13.3%	50,095	44,359	5,736	12.9%
Foodservice	12,364	15,347	(2,983)	(19.4)%	36,399	45,750	(9,351)	(20.4)%
International net revenues	30,271	31,157	(886)	(2.8)%	86,494	90,109	(3,615)	(4.0)%
Total net revenues	$64,529	$70,218	$(5,689)	(8.1)%	$191,567	$213,907	$(22,340)	(10.4)%
______________
(1) Includes total net revenues from the Company’s direct-to-consumer channel.

Volume of products sold by channel (unaudited):

The following table presents consolidated volume of the Company’s products sold in pounds for the respective periods presented (in thousands, except for percentages):

	Three Months Ended		Change		Nine Months Ended		Change
	September 26, 2026	September 27, 2025	Amount	%	September 26, 2026	September 27, 2025	Amount	%
U.S.:
Retail	4,658	5,878	(1,220)	(20.8)%	15,342	17,755	(2,413)	(13.6)%
Foodservice	1,446	1,655	(209)	(12.6)%	3,835	5,042	(1,207)	(23.9)%
International:
Retail	3,673	3,128	545	17.4%	10,034	9,202	832	9.0%
Foodservice	3,571	4,328	(757)	(17.5)%	10,446	13,687	(3,241)	(23.7)%
Volume of products sold	13,348	14,989	(1,641)	(10.9)%	39,657	45,686	(6,029)	(13.2)%

Gross profit in the third quarter of 2026 was $12.4 million, or gross margin of 19.3%, compared to gross profit of $5.2 million, or gross margin of 7.4%, in the year-ago period. Gross profit and gross margin in the year-ago period included $1.7 million in expenses related to the cessation of the Company’s operational activities in China. Gross profit and gross margin in the third quarter of 2026 were positively impacted by a 10.1% decrease in total cost of goods sold per pound, and a 3.2% increase in total net revenue per pound. The decrease in total cost of goods sold per pound primarily reflected lower manufacturing expenses, including depreciation, lower inventory provision and lower logistics expenses.

Operating expenses were $105.4 million in the third quarter of 2026, compared to $103.3 million in the year-ago period. Operating expenses in the third quarter of 2026 included a non-cash impairment charge of $57.1 million related to certain of the Company’s long-lived assets, compared to $51.3 million in the year-ago period. The impairment charge was the result of an assessment performed in accordance with ASC 360 following management’s determination that certain triggering events had occurred during the quarter, which required the Company’s long-lived assets to be tested for impairment as of September 26, 2026. Separately, operating expenses in the third quarter of 2026 included a further non-cash charge of $20.8 million in accelerated rent expense resulting from the partial lease termination of a portion of the Company’s Campus Headquarters in the third quarter of 2026. The $20.8 million in accelerated rent expense was recognized in research and development expenses and total selling, general and administrative expenses in the amounts of $10.2 million and $10.6 million, respectively. Operating expenses in the third quarter of 2026 also included $5.5 million in incremental share-based compensation expense related to the Exchange Offer, $0.4 million in amortization of costs related to the partial lease termination of a portion of the Company’s Campus Headquarters in 2025, $0.3 million in certain non-routine SG&A expenses, and a non-cash credit of $(21.8) million reflecting a reduction in a litigation-related accrual.

Loss from operations in the third quarter of 2026 was $93.0 million, compared to loss from operations of $98.1 million in the year-ago period. The decrease in loss from operations was driven by the increase in gross profit, partially offset by the increase in operating expenses.

The following table summarizes certain charges (credits) recorded in the Company’s condensed consolidated statement of operations for the third quarter of 2026 (unaudited):

(in thousands)	Three Months Ended September 26, 2026
Charges (credits) recorded in operating expenses:
Non-cash accelerated rent expense recognized in research and development expenses	$10,197
Non-cash accelerated rent expense recognized in total selling, general and administrative expenses	10,635
Non-cash charges related to the impairment of certain long-lived assets	57,097
Incremental non-cash share-based compensation expense	5,528
Amortization of costs related to 2025 partial lease termination	387
Certain non-routine SG&A expenses	293
Reduction in litigation-related accrual	(21,791)
Total charges recorded in operating expenses	$62,346

Total other income, net, was $10.1 million in the third quarter of 2026, compared to total other income, net, of $1.1 million in the year-ago period. The increase in total other income, net, was primarily due to $13.3 million in non-cash gain from the remeasurement of derivative liability, partially offset by a $2.5 million increase in interest expense and $2.2 million decrease in non-cash gain from remeasurement of delayed draw term loan warrant liability.

Net loss was $82.8 million in the third quarter of 2026, compared to net loss of $97.0 million in the year-ago period. Net loss per share available to common stockholders - basic and diluted was $(4.32), compared to net loss per share available to common stockholders - basic and diluted of $(37.96) in the year-ago period. The decrease in net loss in the third quarter of 2026 was primarily driven by the increase in total other income, net, and the decrease in loss from operations. Net loss per share reflects 19,152,391 weighted average common shares outstanding, compared to 2,555,696 weighted average common shares outstanding in the year-ago period prior to completion of the Exchange Offer in the fourth quarter of 2025.

Adjusted EBITDA was a loss of $24.6 million, or (38.1)% of total net revenues, in the third quarter of 2026, compared to an Adjusted EBITDA loss of $33.5 million, or (47.7)% of total net revenues, in the year-ago period.

Balance Sheet and Cash Flow Highlights

The Company’s cash and cash equivalents balance, including restricted cash, was $169.3 million and total outstanding carrying value of debt, net of debt discount, was $313.9 million as of September 26, 2026, which included the total undiscounted future cash flows of the Company’s remaining 7.00%

Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (the “2030 Notes”). On September 23, 2026, the Company entered into separate, privately negotiated exchange agreements with certain holders of the 2027 Notes pursuant to which the Company exchanged $15.0 million in aggregate principal amount of its 2027 Notes for approximately 1.55 million shares of its common stock, leaving $14.5 million in aggregate principal amount of 2027 Notes outstanding as of September 26, 2026, which mature on March 15, 2027. Net cash used in operating activities was $37.3 million in the nine months ended September 26, 2026, compared to $101.2 million in the year-ago period. Capital expenditures totaled $5.5 million in the nine months ended September 26, 2026, compared to $9.3 million in the year-ago period. Net cash used in investing activities was $1.4 million in the nine months ended September 26, 2026, compared to $8.0 million in the year-ago period. Net cash used in financing activities was $10.6 million in the nine months ended September 26, 2026, compared to net cash provided by financing activities of $90.8 million in the year-ago period.

Fourth Quarter 2026 Outlook

The Company continues to experience an elevated level of uncertainty and volatility within its operating environment, which has, and may continue to have, unforeseen impacts on the Company’s actual realized results. In light of this uncertainty, the Company is limiting its outlook to the following:
•In the fourth quarter of 2026, total net revenues are expected to be approximately $54 million to $59 million.

Conference Call and Webcast

The Company will host a conference call to discuss these results at 5:00 p.m. Eastern, 2:00 p.m. Pacific on Wednesday, November 4, 2026. Investors interested in participating in the live call can dial 412-902-4255. There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.beyondmeat.com. The webcast will also be archived.

About Beyond Meat

Beyond Meat, Inc. (NASDAQ: BYND), otherwise known as Beyond The Plant Protein CompanyTM, is a plant protein company offering a portfolio of plant-based products made from simple ingredients without GMOs, no added hormones or antibiotics, and 0 mg of cholesterol per serving. Founded in 2009, Beyond Meat’s core products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand promise, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based protein to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. Visit www.BeyondMeat.com and follow @BeyondMeat on Facebook, Instagram, Threads and LinkedIn.

Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws, including statements related to the Company’s expectations with respect to its fourth quarter 2026 outlook, its strategic repositioning and expansion into adjacent product categories, and efforts towards sustainable growth and improved financial performance.

Forward-looking statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to macroeconomic issues, including high inflation and interest rates, prolonged, weakening demand in the plant-based meat category, ongoing concerns about the likelihood of a recession and increased competition, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to: a further decrease in demand, and the underlying factors negatively impacting demand, in the plant-based meat category, including the exacerbation of weakness in the category by macroeconomic trends; the success of our marketing initiatives and the ability to maintain and grow our brand awareness, maintain, protect and enhance our brand, or rebrand altogether, attract and retain new customers and maintain and grow our market share, particularly while we are seeking to reduce our operating expenses; the success of our strategic repositioning to "Beyond The Plant Protein Company," including risks related to brand dilution or confusion, the failure to achieve meaningful consumer acceptance of an expanded portfolio of plant-based protein offerings across multiple categories and adjacencies, including powders, bars, beverages and center-of-plate offerings, and the diversion of management time and financial resources from our existing business or other priorities; risks related to related party transactions, which may present conflicts of interest, could result in disadvantages to the Company and may impair investor confidence; changes in the retail landscape, including our ability to maintain and expand our distribution footprint, the timing, success and level of trade and promotion discounts, our ability to maintain and grow market share and increase household penetration, repeat purchases, buying rates (amount spent per buyer) and purchase frequency, our ability to maintain and increase sales velocity of our products, and the timing and success of our efforts to expand distribution channels, such as our direct-to-consumer (DTC) channel, and planned new products or recently launched products, including powders, bars, beverages and center-of-plate offerings; our ability to successfully innovate and commercialize new plant-based protein products, including in adjacent categories outside of our core, meat analog offerings, such as powders, bars, beverages and center-of-plate offerings, and consumer acceptance of such new products; the sufficiency of our cash and cash equivalents to meet our liquidity needs, including estimates of our expenses, future revenues, capital expenditures and capital requirements; our ability to obtain additional equity and/or debt financing, the terms of any such financing, and our ability to continue to bolster our balance sheet, particularly because we no longer satisfy the eligibility requirements for use of a registration statement on Form S-3 and, as a result, are unable to access our at-the-market offering program; risks associated with our indebtedness, leverage and liquidity relating to our significant debt, including our ability to repay, refinance, equitize and otherwise satisfy our obligations under each of our first-lien senior secured loan and security agreement (the “Loan and Security Agreement”), the 2027 Notes that remain outstanding, including at their maturity on March 15, 2027 and the 2030 Notes (together with the 2027 Notes, the “Notes”) issued in the Exchange Offer, and our ability to comply with the covenants in the Loan and Security Agreement and respective indentures governing the Notes, including the minimum liquidity covenants; our ability to raise the funds necessary to repurchase the Notes for cash, under certain circumstances, or to pay any cash amounts due under the Notes; the impact of the Exchange Offer on future availability of our pre-change net operating loss carryforwards and other tax attributes to offset our future net taxable income; the annual limitations on utilization of any remaining operating loss and tax credit carryforwards due to ownership change limitations provided by the Internal Revenue Code and similar state tax provisions, and the outcomes of any related audits or examinations; the significant dilution to our stockholders that resulted from the Exchange Offer and the additional dilution that resulted and will continue to result if we continue to exchange any portion of our outstanding Notes for equity, issue shares of our common stock with respect to the 2030 Notes (including any 2030 Notes issued as payment-in-kind interest on such 2030 Notes), including in connection with conversions of the 2030 Notes at our option or at the option of holders, upon equitization of the 2030 Notes, as payment of accrued interest in the form of common stock or in payment of certain make-whole payments on the 2030 Notes, in each case pursuant to the terms of the 2030 Notes, or if the lenders under the Loan and Security Agreement exercise their related warrants to purchase shares of our common stock, or if the holders of the Big Geyser, Inc. warrants exercise their related warrants to purchase shares of our common stock; provisions in the respective indentures governing the Notes and in the Loan and Security Agreement delaying or preventing an otherwise beneficial takeover of us; and any adverse impact on our reported financial condition and results of operations from the accounting methods for the Notes; our ability to remediate the existing material weaknesses in our internal control over financial reporting and maintain effective internal control over financial reporting and disclosure controls and procedures; risks and uncertainties related to failures to maintain effective internal control over financial reporting, and related to the identification of errors in our previously issued financial statements, such as those disclosed and corrected in this release, and a potential need to restate previously issued financial statements in such instances; market price fluctuations in the price of our common stock, whether due to dilution, adverse business or financial performance or the perception of such adverse performance, the effects of our 1-for-30 reverse stock split effected on August 13, 2026 on the market price and liquidity of our common stock, failure to continue to meet the Nasdaq continued listing requirement for minimum bid price or other Nasdaq listing requirements and the potential delisting of our common stock, or market and trading dynamics unrelated to our underlying business, operating and financial performance or prospects or macro or industry fundamentals which may not coincide in timing with the disclosure of news or developments by or affecting us, could cause the market price of our common stock to fluctuate dramatically or decline rapidly, regardless of any developments in our business or financial results; the impact of general economic conditions in the U.S. and international markets on us, our customers, our suppliers, our vendors and consumers, including concerns related to inflation, geopolitical and economic uncertainty and instability, a potential recession, shutdowns of the federal government including regulatory agencies, tariffs and trade wars, and the effects of those conditions on consumer spending; the impact of adverse and uncertain political conditions in the U.S. and international markets, such as greater restrictions on free trade through significant increases in tariffs on raw materials, ingredients, finished goods and other products and supplies and increased uncertainty surrounding international trade policy and regulations, trade wars, including through the implementation of retaliatory tariffs or related counter-measures, and the negative effects of anti-American sentiment, the conflict in the Middle East (including with Iran), civil or political unrest, as well as the impact of inflation and high interest rates on consumer behavior, including higher food, grocery, raw materials, transportation, energy, labor and fuel costs; risks and uncertainties related to identifying and executing our current and future cost-reduction initiatives, cost structure improvements, workforce reductions, executive leadership changes and other organizational changes, including realignment of reporting structures, and the timing and success of continuing to reduce operating expenses and achieving our profitability, cash flow and financial performance objectives; our ability to streamline operations and improve cost efficiencies, which could result in the contraction of our business and the continued implementation of significant cost-cutting measures such as further downsizing, consolidating or exiting certain operations, including product lines, domestically and/or abroad; the timing and success of narrowing our commercial focus to certain anticipated growth opportunities; accelerating activities that prioritize gross margin expansion and cash generation, including as part of our review of our global operations initiated in 2023 (“Global Operations Review”); changes to our pricing architecture; cash-accretive inventory reduction initiatives; and further cost-reduction initiatives; our ability to successfully execute our Global Operations Review and any resulting strategic plans, including the exit or discontinuation of select product lines; the impact of non-cash charges such as provision for excess, non-saleable and obsolete inventory and potential additional impairment charges, write-offs, disposals and accelerated depreciation of fixed assets, and losses on sale and write-down of fixed assets and assets held for sale; further optimization of our manufacturing capacity and real estate footprint; workforce reductions; and the cessation of our operational activities in China in 2025; our ability to successfully execute our transformation initiatives including, among other things, positioning the business for a more fundamental resizing of operating expenses, driving margin recovery, including through targeted investments in our facilities and supply chain cost reductions, reducing inventory and associated carrying costs through SKU rationalization and the discontinuation of certain product lines, and preserving cash and monetizing non-strategic or idle assets; our ability to meet our obligations under leases for our corporate offices, manufacturing facilities and warehouses, including matters relating to our Campus Headquarters, including, without limitation, our ability to meet our obligations under our Campus Headquarters lease, as amended from time to time (the “Campus Lease”), including our remaining payment, construction, restoration, repair and removal obligations under the Campus Lease and related sublease arrangements, the impact of workforce reductions or other cost-reduction initiatives on our space demands, the impact of the surrender of a portion of the leased premises, the timing and financial impact of the termination of the Campus Lease with respect to the surrendered premises, the impact of existing or future subleases and/or partial lease terminations of a portion of the leased premises, including our ability to realize anticipated sublease income, other efforts to develop, repurpose or consolidate our use of the leased premises, and the timing and success of subleasing, assigning or otherwise transferring, developing or repurposing the remaining used or excess leased space or negotiating additional partial lease terminations, subleases or other dispositions of our Campus Headquarters on terms advantageous to us or at all, including any additional impairment charges that may result, the amount of which could be material to our consolidated financial statements; reduced consumer confidence and changes in consumer spending, including spending to purchase our products, and negative trends in consumer purchasing patterns due to levels of consumers’ disposable income, credit availability and debt levels, and economic conditions, including due to potential recessionary and inflationary pressures, and geopolitical instability and wars; our inability to properly manage and ultimately sell our inventory in a timely manner, which has in the past and could in the future require us to sell our products through liquidation channels at lower prices, write-down or write-off excess, non-saleable or obsolete inventory, or increase inventory provision; ongoing and persistent declines in demand in the plant-based meat category and for our products, or strategic decisions that result in changes to our product portfolio, including the potential discontinuation of certain product lines through transformation initiatives or other strategic measures, which may require us to write-down or write-off excess, non-saleable or obsolete inventories; impairment charges and the allocation of such charges among assets and related fair value estimates, including due to any future changes in estimates, judgments or assumptions, failure to achieve forecasted operating results due to weakness in the economic environment, demand for our products or other factors, changes in market conditions and declines in our publicly-quoted stock price and market capitalization, failure to sublease, assign or otherwise transfer any excess space or negotiate additional partial lease terminations and/or subleases or other dispositions of our Campus Headquarters or other facilities on terms advantageous to us or at all, and the cessation of our operational activities in China in 2025; our ability to accurately predict consumer taste preferences, trends and demand and successfully innovate, introduce and commercialize new products, including in new geographic markets and product adjacencies, including powders, bars, beverages and center-of-plate offerings; the effects of competitive activity from our market competitors, including through consolidation in the plant-based food industry or vertical consolidation of diversified food businesses with existing plant-based food businesses, and new market entrants, which may include companies with substantially greater financial resources than us; and entry into competitive, new adjacent plant-based protein categories, such as powders, bars, beverages and center-of-plate offerings, where we have limited experience and resources; our ability to protect our brand against misinformation about our products and the plant-based meat category, real or perceived quality or health issues with our products, marketing campaigns aimed at generating negative publicity regarding our products and the plant-based meat category, including regarding the nutritional value of our products, and other issues that could adversely affect our brand and reputation; disruption to, and the impact of uncertainty in, our domestic and international supply chain, including labor shortages and disruption, shipping delays and disruption, the impact of tariffs on raw materials, ingredients, finished goods and other products and supplies, and the impact of cyber incidents at suppliers and vendors; the impact of uncertainty as a result of doing business internationally, including as a result of the cessation of our operational activities in China in 2025; the volatility of or inability to access the capital markets, including due to macroeconomic factors, geopolitical tensions, trade policy uncertainty (including tariffs and retaliatory trade measures), or the outbreak or escalation of hostilities or war—for example, the ongoing war between Russia and Ukraine and the conflict in the Middle East (including with Iran), civil or political unrest, and their impacts on the surrounding areas and global economy; changes in the foodservice landscape, including the timing, success and level of marketing and other financial incentives to assist in the promotion of our products, our ability to maintain and grow market share and attract and retain new foodservice customers or retain existing foodservice customers, and our ability to introduce and sustain offering of our products on menus; the timing and success of distribution expansion and new product introductions, including the success of our DTC channel, and the risks associated therewith, including but not limited to risks related to marketing directly to consumers via email and other digital channels, potential access to individual consumer data and the Company’s limited history and experience in selling via a DTC channel, and the timing and success of planned new products or recently launched products in new adjacent plant-based protein categories, including powders, bars, beverages and center-of-plate offerings, in increasing revenues and market share, including the success of our distribution partnership with Big Geyser for Beyond Immerse; our ability to differentiate and continuously create innovative products, respond to competitive innovation and achieve speed-to-market, including the timing and success of planned new products or recently launched products, including powders, bars, beverages and center-of-plate offerings, and whether such new product launches will be profitable for the Company; the timing and success of strategic Quick Service Restaurant (“QSR”) partnership launches and limited time offerings resulting in permanent menu items and our ability to attract and retain QSR and other strategic customers; the outcomes of, and costs related to, legal or administrative proceedings, including any settlements, appeals from initial decisions or other developments in such proceedings, or new legal or administrative proceedings filed against us; foreign currency exchange rate fluctuations; the effectiveness of our business systems and processes; our estimates of the size of our market opportunities, including in new adjacent plant-based protein categories, and our ability to accurately forecast market conditions; our ability to effectively optimize our manufacturing and production capacity and real estate footprint, including consolidating manufacturing facilities and production lines, exiting co-manufacturing arrangements or entering into new arrangements, including in connection with commercialization and distribution of recently launched products, including powders, bars, beverages and center-of-plate offerings, under terms that are ultimately beneficial to us and effectively managing capacity for specific products with shifts in demand; risks associated with underutilization of capacity which have in the past and could in the future give rise to increased total cost of goods sold per pound, co-manufacturer underutilization fees, termination fees and other costs to exit certain supply chain arrangements and product lines, and/or the write-down or write-off of certain equipment and other fixed assets and impairment charges, all of which could negatively impact gross margin, driving less leverage on fixed costs and delaying the speed at which cost savings initiatives positively impact our financial results; our ability to accurately forecast our future results of operations and financial goals or targets, including as a result of fluctuations in demand for our products and in the plant-based meat category generally, increased competition, the impact and success of launching new products and new channels, including our DTC channel and the recent launch of powders, bars, beverages and center-of-plate offerings, and the impact of broader macroeconomic conditions and market uncertainty; our ability to accurately forecast demand for our products and manage our inventory, including the impact of customer orders ahead of holidays and the timing of customer promotions, shelf reset activities, and price increases as a result of tariffs or otherwise; customer and distributor changes and buying patterns, such as reductions in targeted inventory levels; and supply chain and labor disruptions, including due to the impact of cyber incidents at suppliers and vendors; our operational effectiveness and ability to fulfill orders in full and on time; variations in product selling prices and costs, the timing and success of changes to our pricing architecture, our ability to pass on price increases in full or at all, including due to the impact of tariffs and macroeconomic conditions, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international business and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; the effects of global outbreaks of pandemics, epidemics or other public health crises, or fear of such crises; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, vendors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials at competitive prices to manufacture our products; the availability of pea and other proteins and avocado oil that meet our standards; our ability to diversify the protein sources and avocado oil sources used for our products; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging, transportation and other input costs, including due to the impact of tariffs and rising energy and fuel costs; our ability to keep pace with technological changes impacting the development of our products and implementation of our business needs; significant disruption in, or breach in security of our or our suppliers’ or vendors’ information technology systems, including any inability to detect or timely report any cybersecurity incidents, and resultant interruptions in service and any related impact on our reputation, including data privacy, and any potential impact on our supply chain, including on customer demand, order fulfillment and lost sales, and the resulting timing and/or amount of total net revenues recognized; the ability of our transportation providers to ship and deliver our products in a timely and cost-effective manner; senior management and key personnel changes, the attraction, training and retention of qualified employees and key personnel, and our ability to maintain our company culture; risks related to use of a professional employer organization to administer human resources, payroll and employee benefits functions for certain of our international employees, and use of certain third party service providers for the performance of several business operations including payroll, human capital, supply chain optimization, financial reporting and accounting, and certain other management services; the impact of potential workplace hazards; the effects of natural or man-made catastrophic or severe weather events, including events brought on by climate change, particularly involving our or any of our co-manufacturers’ manufacturing facilities, our suppliers’ facilities or any other vital aspects of our supply chain; accounting estimates based on judgment and assumptions that may change or differ from actual results; changes in laws and government regulation, and their enforcement, affecting our business, including the U.S. Food and Drug Administration (“FDA”) and the U.S. Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting, among other things, plant-based meat, the labeling, packaging or naming of our products, including requirements regarding nutrient content claims, our brand name or logo, or the definition of “ultraprocessed” foods or ingredients; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; risks inherent in investment in real estate; adverse developments affecting the financial services industry, including the potential failure of financial institutions with which we have deposits or other business relationships; the financial condition of, and our relationships with our suppliers, vendors, co-manufacturers, distributors, retailers and foodservice customers, and their future decisions regarding their relationships with us; our ability and the ability of our suppliers, vendors and co-manufacturers to comply with food safety, environmental or other laws or regulations and the impact of any non-compliance on our operations, including any resulting inventory write-offs or disposals, brand reputation and ability to fulfill orders in full and on time; seasonality, including increased levels of grilling activity and higher levels of purchasing by customers ahead of holidays, customer shelf reset activity and the timing of product restocking by our retail customers; the impact of increased scrutiny from a variety of stakeholders, institutional investors and governmental bodies on environmental, social and governance (“ESG”) practices; our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology, intellectual property and trade secrets adequately; the impact of changes in tax laws; and the risks discussed in Part I, Item 1A, Risk Factors, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2026, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2026 filed with the SEC on May 7, 2026, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2026 filed with the SEC on August 6, 2026, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2026 to be filed with the SEC, and those discussed in other documents we file from time to time with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If the Company does update one or more forward-looking statements, no inference should be made that it will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of total net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.
Availability of Information on Beyond Meat’s Website and Social Media Channels
Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. The Company also intends to use certain social media channels as a means of disclosing information about it and its products to consumers, and its customers, investors and the public (e.g., @BeyondMeat on Facebook, Instagram, Threads and LinkedIn). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting “Request Email Alerts” in the “Investors” section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.

Contacts

Media:
Shira Zackai
shira.zackai@beyondmeat.com

Investors:
Raphael Gross
beyondmeat@icrinc.com

Correction of Previously Issued Interim Unaudited Condensed Consolidated Financial Statements

During the fourth quarter and full year 2025 financial close procedures, the Company identified errors in its previously issued interim unaudited condensed consolidated financial statements for the first three quarters of 2025 relating to (i) inventory valuation, (ii) debt issuance costs, and (iii) the previously disclosed impairment of long-lived assets. The Company determined that the errors identified below were immaterial to its previously issued interim unaudited condensed consolidated financial statements for the three and nine months ended September 27, 2025 and has corrected these errors in the interim unaudited condensed consolidated financial statements for the three and nine months ended September 27, 2025 in accordance with Accounting Standards Codification (“ASC”) 250, “Accounting Changes and Error Corrections.”

As a result, the comparative financial information for the three and nine months ended September 27, 2025 included in the unaudited condensed consolidated financial statements and related non-GAAP reconciliations presented herein reflects these corrections and may differ from amounts previously reported in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2025.

To assist investors in reconciling amounts previously reported to the “as corrected” amounts presented herein, the Company has included the following tables that summarize the affected line items and totals. Readers should review these tables together with the discussion above, the unaudited condensed consolidated financial statements included herein, and the additional detail in the Company’s Quarterly Report on Form 10‑Q for the quarter ended September 26, 2026, when filed with the SEC.

Condensed Consolidated Statement of Operations (unaudited)
	Three Months Ended September 27, 2025
	As Previously Reported	Inventory Valuation	Debt Issuance Costs	Impairment	As Corrected
Total cost of goods sold	$62,988	$2,002	$—	$—	$64,990
Gross profit	$7,230	$(2,002)	$—	$—	$5,228
Total selling, general and administrative expenses	$37,230	$—	$9,900	$—	$47,130
Loss from impairment of long-lived assets	$77,414	$—	$—	$(26,126)	$51,288
Total operating expenses	$119,561	$—	$9,900	$(26,126)	$103,335
Loss from operations	$(112,331)	$(2,002)	$(9,900)	$26,126	$(98,107)
Remeasurement of delayed draw term loan warrant liability	$5,318	$—	$(544)	$—	$4,774
Total other income (expense), net	$1,650	$—	$(544)	$—	$1,106
Loss before taxes	$(110,681)	$(2,002)	$(10,444)	$26,126	$(97,001)
Net loss	$(110,688)	$(2,002)	$(10,444)	$26,126	$(97,008)
Net loss per share available to common stockholders—basic and diluted	$(43.31)	$(0.78)	$(4.09)	$10.22	$(37.96)

Condensed Consolidated Statement of Operations (unaudited)
	Nine Months Ended September 27, 2025
	As Previously Reported	Inventory Valuation	Debt Issuance Costs	Impairment	As Corrected
Total cost of goods sold	$199,151	$8,534	$—	$—	$207,685
Gross profit	$14,756	$(8,534)	$—	$—	$6,222
Total selling, general and administrative expenses	$122,598	$—	$14,142	$—	$136,740
Loss from impairment of long-lived assets	$77,414	$—	$—	$(26,126)	$51,288
Total operating expenses	$218,198	$—	$14,142	$(26,126)	$206,214
Loss from operations	$(203,442)	$(8,534)	$(14,142)	$26,126	$(199,992)
Remeasurement of delayed draw term loan warrant liability	$5,318	$—	$(544)	$—	$4,774
Total other income (expense), net	$10,673	$—	$(544)	$—	$10,129
Loss before taxes	$(192,769)	$(8,534)	$(14,686)	$26,126	$(189,863)
Net loss	$(192,846)	$(8,534)	$(14,686)	$26,126	$(189,940)
Net loss per share available to common stockholders—basic and diluted	$(75.67)	$(3.35)	$(5.76)	$10.25	$(74.53)

Condensed Consolidated Statement of Comprehensive Loss (unaudited)
	Three Months Ended September 27, 2025
	As Previously Reported	Inventory Valuation	Debt Issuance Costs	Impairment	As Corrected
Net loss	$(110,688)	$(2,002)	$(10,444)	$26,126	$(97,008)
Comprehensive loss	$(110,736)	$(2,002)	$(10,444)	$26,126	$(97,056)

Condensed Consolidated Statement of Comprehensive Loss (unaudited)
	Nine Months Ended September 27, 2025
	As Previously Reported	Inventory Valuation	Debt Issuance Costs	Impairment	As Corrected
Net loss	$(192,846)	$(8,534)	$(14,686)	$26,126	$(189,940)
Comprehensive loss	$(196,402)	$(8,534)	$(14,686)	$26,126	$(193,496)

Condensed Consolidated Statement of Cash Flows (unaudited)
	Nine Months Ended September 27, 2025
	As Previously Reported	Inventory Valuation	Debt Issuance Costs	Impairment	As Corrected
Net loss	$(192,846)	$(8,534)	$(14,686)	$26,126	$(189,940)
Loss from impairment of long-lived assets	$77,414	$—	$—	$(26,126)	$51,288
Remeasurement of delayed draw term loan warrant liability	$(5,318)	$—	$544	$—	$(4,774)
Inventories	$5,334	$8,534	$—	$—	$13,868
Prepaid expenses and other current assets	$(1,322)	$—	$11,129	$—	$9,807
Net cash used in operating activities	$(98,138)	$—	$(3,013)	$—	$(101,151)

Payment of debt issuance costs	$(10,314)	$—	$3,013	$—	$(7,301)
Net cash provided by financing activities	$87,821	$—	$3,013	$—	$90,834

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net revenues	$55,149	$62,776	$163,747	$194,223
Net revenues - related parties	9,380	7,442	27,820	19,684
Total net revenues	64,529	70,218	191,567	213,907
Cost of goods sold	45,320	56,155	150,645	185,324
Cost of goods sold - related parties	6,787	8,835	20,642	22,361
Total cost of goods sold	52,107	64,990	171,287	207,685
Gross profit	12,422	5,228	20,280	6,222
Operating expenses:
Research and development expenses	15,290	4,917	24,699	18,186
Selling, general and administrative expenses	32,949	46,962	103,152	136,141
Selling, general and administrative expenses - related parties	46	168	202	599
Total selling, general and administrative expenses	32,995	47,130	103,354	136,740
Loss from impairment of long-lived assets	57,097	51,288	57,097	51,288
Total operating expenses	105,382	103,335	185,150	206,214
Loss from operations	(92,960)	(98,107)	(164,870)	(199,992)
Other income (expense), net:
Interest expense	(6,962)	(4,418)	(20,265)	(7,444)
Remeasurement of delayed draw term loan warrant liability	2,614	4,774	3,838	4,774
Remeasurement of derivative liability	13,321	—	21,374	—
Gain on debt extinguishment	—	—	63,789	—
Other (expense) income, net	1,169	750	1,270	12,799
Total other income, net	10,142	1,106	70,006	10,129
Loss before taxes	(82,818)	(97,001)	(94,864)	(189,863)
Income tax expense	—	—	—	—
Equity in losses of unconsolidated joint venture	11	7	43	77
Net loss	$(82,829)	$(97,008)	$(94,907)	$(189,940)
Net loss per share available to common stockholders:
Basic	$(4.32)	$(37.96)	$(5.82)	$(74.53)
Diluted	$(4.32)	$(37.96)	$(5.82)	$(74.53)
Weighted average common shares outstanding:
Basic	19,152,391	2,555,696	16,301,717	2,548,532
Diluted	19,152,391	2,555,696	16,301,717	2,548,532

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	September 26, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$154,623	$203,890
Restricted cash, current	1,139	4,350
Accounts receivable, net	24,804	24,529
Accounts receivable, net - related parties	2,624	1,531
Inventory	65,525	84,032
Prepaid expenses and other current assets	11,906	13,758
Assets held for sale	6,447	9,394
Total current assets	267,068	341,484
Restricted cash, non-current	13,500	9,291
Property, plant and equipment, net	142,546	213,262
Operating lease right-of-use assets	3,714	5,661
Prepaid lease costs, non-current	3,904	40,931
Other non-current assets, net	3,203	2,595
Investment in unconsolidated joint venture	1,480	1,523
Total assets	$435,415	$614,747
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$26,887	$18,031
Accounts payable - related parties	3,306	2,494
2027 Notes	14,459	—
Current portion of operating lease liabilities	1,878	2,132
Accrued expenses and other current liabilities	13,085	5,657
Accrued expenses and other current liabilities - related parties	4,479	3,318
Accrued litigation expenses	17,109	38,900
Short-term finance lease liabilities	4,422	4,385
Total current liabilities	85,625	74,917
Long-term liabilities:
2027 Notes	—	29,459
2030 Notes, net	209,606	308,404
Delayed draw term loans, net	89,827	77,877
Delayed draw term loan warrants at fair value	1,228	5,066
Operating lease liabilities, net of current portion	2,652	4,059
Finance lease liabilities	51,551	76,590
2030 Notes Embedded Derivative liability at fair value	1,275	39,152
Other long-term liabilities	220	220
Total long-term liabilities	356,359	540,827
Commitments and contingencies

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	September 26, 2026	December 31, 2025
Stockholders’ deficit:
Preferred stock, par value $0.0001 per share — 500,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.0001 per share — 100,000,000 shares authorized; 18,299,685 shares and 15,122,944 shares issued and outstanding at September 26, 2026 and December 31, 2025, respectively	52	45
Additional paid-in-capital	1,115,299	1,029,308
Accumulated deficit	(1,117,414)	(1,022,507)
Accumulated other comprehensive loss	(4,506)	(7,843)
Total stockholders’ deficit	(6,569)	(997)
Total liabilities and stockholders' deficit	$435,415	$614,747

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Nine Months Ended
	September 26, 2026	September 27, 2025
Cash flows from operating activities:
Net loss	$(94,907)	$(189,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from impairment of long-lived assets	57,195	51,288
Depreciation and amortization	17,612	25,043
Non-cash lease expense	22,746	3,331
Share-based compensation expense	22,133	13,924
Provision for credit losses	—	(198)
Amortization of debt issuance costs and debt discount	5,395	2,987
(Gain) loss on sale and write-down of fixed assets	(1,139)	128
Equity in losses of unconsolidated joint venture	43	77
Remeasurement of delayed draw term loan warrant liability	(3,838)	(4,774)
Remeasurement of derivative liability	(21,374)	—
Gain on debt extinguishment	(63,789)	—
Unrealized losses (gains) on foreign currency transactions	3,183	(11,193)
Paid-in-kind interest	9,669	1,499
Net change in operating assets and liabilities:
Accounts receivable	(451)	1,700
Accounts receivable - related parties	(1,093)	(1,738)
Inventories	18,167	13,868
Prepaid expenses and other current assets	1,556	9,807
Accounts payable	9,354	(2,055)
Accounts payable - related parties	813	676
Accrued expenses and other current liabilities	(17,741)	(7,112)
Accrued expenses and other current liabilities - related parties	1,161	(735)
Prepaid lease costs, non-current	(316)	(5,117)
Operating lease liabilities	(1,637)	(2,617)
Net cash used in operating activities	(37,258)	(101,151)

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Nine Months Ended
	September 26, 2026	September 27, 2025
Cash flows from investing activities:
Purchases of property, plant and equipment	(5,512)	(9,330)
Proceeds from sales of fixed assets	4,565	1,256
Proceeds from note receivable on assets previously held for sale	—	83
Payments of security deposits	(407)	—
Net cash used in investing activities	(1,354)	(7,991)
Cash flows from financing activities:
Proceeds from delayed draw term loan	$—	$100,000
Payments of debt issuance costs	—	(7,301)
Principal payments under finance lease obligations	(7,559)	(1,486)
Proceeds from exercise of stock options	—	6
Payments of minimum withholding taxes on net share settlement of equity awards	(3,019)	(385)
Net cash (used in) provided by financing activities	(10,578)	90,834
Effect of foreign currency exchange rate changes on cash	921	3,820
Net decrease in cash, cash equivalents and restricted cash	(48,269)	(14,488)
Cash, cash equivalents and restricted cash at the beginning of the period	217,531	145,554
Cash, cash equivalents and restricted cash at the end of the period	$169,262	$131,066
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Taxes	$—	$2
Non-cash investing and financing activities:
Conversion of 2030 Notes by issuance of common stock	$54,626	$—
Exchange of 2027 Notes by issuance of common stock	$15,000	$—
Finance lease right-of-use assets obtained in exchange for new lease liabilities	$18,320	$10,238
Issuance of delayed draw term loan warrants	$—	$20,363
Non-cash additions to property, plant and equipment	$313	$676
Offering and issuance costs, accrued not yet paid	$—	$7,736
Operating lease right-of-use assets obtained in exchange for lease liabilities	$83	$1,877
Reclassification of pre-paid lease costs to finance lease right-of-use assets	$35,715	$19,929

Non-GAAP Financial Measures

Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in the Company’s industry as a measure of its operational performance. These non-GAAP financial measures should not be considered in isolation or as substitutes for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

“Adjusted loss from operations” is defined as loss from operations adjusted to exclude, when applicable, costs and gains attributable to special items, including non-cash charges related to the cessation of our operational activities in China, costs related to the partial lease termination of a portion of the Campus Headquarters in 2025, non-cash accelerated rent expense in connection with the 2026 partial lease termination, non-cash loss from impairment of long-lived assets, litigation-related accruals and reversals, and settlement related to dispute with former co-manufacturer, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.

“Adjusted operating margin” is defined as Adjusted loss from operations divided by total net revenues.

“Adjusted net loss” is defined as net loss adjusted to exclude, when applicable, non-cash charges related to the cessation of our operational activities in China, costs related to the partial lease termination of a portion of the Campus Headquarters in 2025, non-cash accelerated rent expense in connection with the 2026 partial lease termination, non-cash loss from impairment of long-lived assets, litigation-related accruals and reversals, remeasurement of delayed draw term loan warrant liability, remeasurement of derivative liability, gain on debt extinguishment, and settlement related to dispute with former co-manufacturer, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.

“Adjusted net loss per diluted common share” is defined as Adjusted net loss divided by the weighted average number of diluted common shares outstanding.

The Company considers Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share to be useful indicators of operating performance because excluding special items allows for period-over-period comparisons of its ongoing operations. Adjusted net loss per diluted common share is a performance measure and should not be used as a measure of liquidity.

“Adjusted EBITDA” is defined as net income (loss) adjusted to exclude, when applicable, income tax expense (benefit), interest expense, depreciation and amortization expense, share-based compensation expense, litigation-related accruals and reversals, non-cash charges related to the cessation of our operational activities in China, costs related to the 2025 partial lease termination of a portion of the Campus Headquarters, non-cash accelerated rent expense in connection with the 2026 partial lease termination, non-cash loss from impairment of long-lived assets, remeasurement of delayed draw term loan warrant liability, remeasurement of derivative liability, settlement related to dispute with former co-manufacturer, and Other, net, including interest income, gain on debt extinguishment, foreign currency transaction gains and losses, and the reclassification of cumulative foreign currency translation losses from accumulated other comprehensive loss to Other (expense) income, net upon the cessation of our operational activities in China.

“Adjusted EBITDA as a % of total net revenues” is defined as Adjusted EBITDA divided by total net revenues.

There are a number of limitations related to the use of Adjusted EBITDA and Adjusted EBITDA as a % of total net revenues rather than their most directly comparable GAAP measures. Some of these limitations are:
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;
•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;
•Adjusted EBITDA does not reflect litigation-related accruals or reversals, which may increase or decrease operating expenses and may, depending on the outcome of the underlying litigation, affect cash available to us;
•Adjusted EBITDA does not reflect non-cash charges and reclassification of cumulative foreign currency translation losses from accumulated other comprehensive loss to earnings, related to the cessation of our operational activities in China;

•Adjusted EBITDA does not reflect certain cash costs related to the 2025 partial lease termination of a portion of the Campus Headquarters, which reduces cash available to us;
•Adjusted EBITDA does not reflect non-cash accelerated rent expense in connection with the 2026 partial lease termination of a portion of the Campus Headquarters, and therefore does not include all of our operating expenses;
•Adjusted EBITDA does not reflect non-cash loss from impairment of long-lived assets and therefore does not include all of our operating expenses;
•Adjusted EBITDA does not reflect the non-cash impact of the remeasurement of delayed draw term loan warrant liability;
•Adjusted EBITDA does not reflect the non-cash impact of the remeasurement of derivative liability;
•Adjusted EBITDA does not reflect Other, net, including interest income, gain on debt extinguishment, and foreign currency transaction gains and losses, that may increase or decrease cash available to us;
•Adjusted EBITDA excludes the settlement of a dispute with a former co-manufacturer which decreased operating expenses; and
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following tables present the reconciliation of Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share to their most comparable GAAP measures, loss from operations, loss from operations as a % of total net revenues, net loss and net loss per share available to common stockholders—basic and diluted, each as reported (unaudited):

	Three Months Ended		Nine Months Ended
(in thousands)	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Loss from operations, as reported	$(92,960)	$(98,107)	$(164,870)	$(199,992)
Non-cash charges related to the cessation of operational activities in China	—	1,757	2,106	5,579
Costs related to 2025 partial lease termination	387	555	1,161	1,054
Non-cash accelerated rent expense recognized in research and development expenses	10,197	—	10,197	—
Non-cash accelerated rent expense recognized in total selling, general and administrative expenses	10,635	—	10,635	—
Non-cash loss from impairment of long-lived assets	57,097	51,288	57,097	51,288
Litigation-related accruals and reversals	(21,791)	—	(21,791)	—
Settlement related to dispute with former co- manufacturer	—	—	(11,000)	—
Adjusted loss from operations	$(36,435)	$(44,507)	$(116,465)	$(142,071)
Loss from operations as a % of total net revenues	(144.1)%	(139.7)%	(86.1)%	(93.5)%
Adjusted operating margin	(56.5)%	(63.4)%	(60.8)%	(66.4)%

	Three Months Ended		Nine Months Ended
(in thousands)	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net loss, as reported	$(82,829)	$(97,008)	$(94,907)	$(189,940)
Non-cash charges related to the cessation of operational activities in China	—	1,757	2,106	5,579
Costs related to 2025 partial lease termination	387	555	1,161	1,054
Non-cash accelerated rent expense recognized in research and development expenses	10,197	—	10,197	—
Non-cash accelerated rent expense recognized in total selling, general and administrative expenses	10,635	—	10,635	—
Non-cash loss from impairment of long-lived assets	57,097	51,288	57,097	51,288
Litigation-related accruals and reversals	(21,791)	—	(21,791)	—
Remeasurement of delayed draw term loan warrant liability	(2,614)	(4,774)	(3,838)	(4,774)
Remeasurement of derivative liability	(13,321)	—	(21,374)	—
Gain on debt extinguishment	—	—	(63,789)	—
Settlement related to dispute with former co- manufacturer	—	—	(11,000)	—
Adjusted net loss	$(42,239)	$(48,182)	$(135,503)	$(136,793)

	Three Months Ended		Nine Months Ended
(in thousands, except share and per share amounts)	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Numerator:
Net loss, as reported	$(82,829)	$(97,008)	$(94,907)	$(189,940)
Non-cash charges related to the cessation of operational activities in China	—	1,757	2,106	5,579
Costs related to 2025 partial lease termination	387	555	1,161	1,054
Non-cash accelerated rent expense recognized in research and development expenses	10,197	—	10,197	—
Non-cash accelerated rent expense recognized in total selling, general and administrative expenses	10,635	—	10,635	—
Non-cash loss from impairment of long-lived assets	57,097	51,288	57,097	51,288
Litigation-related accruals and reversals	(21,791)	—	(21,791)	—
Remeasurement of delayed draw term loan warrant liability	(2,614)	(4,774)	(3,838)	(4,774)
Remeasurement of derivative liability	(13,321)	—	(21,374)	—
Gain on debt extinguishment	—	—	(63,789)	—
Settlement related to dispute with former co- manufacturer	—	—	(11,000)	—
Adjusted net loss used in computing Adjusted net loss per common share	$(42,239)	$(48,182)	$(135,503)	$(136,793)
Denominator:
Net loss per share available to common stockholders — basic and diluted	$(4.32)	$(37.96)	$(5.82)	$(74.53)
Weighted average common shares outstanding — basic and diluted	19,152,391	2,555,696	16,301,717	2,548,532
Weighted average shares used in computing Adjusted net loss per common share	19,152,391	2,555,696	16,301,717	2,548,532
Adjusted net loss per common share — basic and diluted	$(2.21)	$(18.85)	$(8.31)	$(53.68)

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported, for the respective periods presented (unaudited) (in thousands, except for percentages):

	Three Months Ended		Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net loss, as reported	$(82,829)	$(97,008)	$(94,907)	$(189,940)
Income tax expense	—	—	—	—
Interest expense	6,962	4,418	20,265	7,444
Depreciation and amortization expense(1)(2)	4,063	7,604	15,506	20,082
Share-based compensation expense	8,214	3,767	22,133	13,924
Litigation-related accruals and reversals	(21,791)	—	(21,791)	—
Non-cash charges related to the cessation of operational activities in China(3)	—	1,757	2,106	5,579
Costs related to 2025 partial lease termination, net of amounts included in depreciation and amortization expense	—	169	—	443
Non-cash accelerated rent expense recognized in research and development expenses	10,197	—	10,197	—
Non-cash accelerated rent expense recognized in total selling, general and administrative expenses	10,635	—	10,635	—
Non-cash loss from impairment of long-lived assets	57,097	51,288	57,097	51,288
Remeasurement of delayed draw term loan warrant liability	(2,614)	(4,774)	(3,838)	(4,774)
Remeasurement of derivative liability	(13,321)	—	(21,374)	—
Gain on debt extinguishment	—	—	(63,789)	—
Settlement related to dispute with former co-manufacturer	—	—	(11,000)	—
Other, net(4)(5)	(1,169)	(750)	(1,270)	(12,799)
Adjusted EBITDA	$(24,556)	$(33,529)	$(80,030)	$(108,753)
Net loss as a % of total net revenues	(128.4)%	(138.2)%	(49.5)%	(88.8)%
Adjusted EBITDA as a % of total net revenues	(38.1)%	(47.7)%	(41.8)%	(50.8)%
_____________

(1)
Excludes $1.8 million in accelerated depreciation and other non-cash charges related to the reassessment of useful lives of certain assets resulting from the cessation of our operational activities in China in the three months ended September 27, 2025, and $2.1 million and $5.6 million in the nine months ended September 26, 2026, and September 27, 2025, respectively.

(2)
Includes $0.4 million and $1.2 million in amortization of lease termination costs apportioned for the three and nine months ended September 26, 2026, respectively, and $0.2 million and $0.4 million incurred in the three and nine months ended September 27, 2025, respectively.

(3)
Includes $1.8 million in accelerated depreciation and other non-cash charges related to the reassessment of useful lives of certain assets resulting from the cessation of our operational activities in China in the three months ended September 27, 2025, and $2.1 million and $5.6 million in the nine months ended September 26, 2026 and September 27, 2025, respectively, and $0.6 million in inventory and asset write-offs related to the cessation of operational activities in China in the nine months ended September 27, 2025.

(4)
Includes $(0.1) million and $0.1 million in net realized and unrealized foreign currency transaction (losses) gains in the three months ended September 26, 2026 and September 27, 2025, respectively and $(3.2) million and $11.1 million in net realized and unrealized foreign currency transaction (losses) gains in the nine months ended September 26, 2026 and September 27, 2025, respectively.

(5)
Includes $1.3 million and $0.7 million in interest income in the three months ended September 26, 2026 and September 27, 2025, respectively, and $4.3 million and $2.1 million in interest income in the nine months ended September 26, 2026 and September 27, 2025, respectively.